AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999
                                                    REGISTRATION NO. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                              U.S. CONCRETE, INC.
            (Exact name of registrant as specified in its charter)

                         1360 POST OAK BLVD., SUITE 800
                                 HOUSTON, TEXAS
                    (Address of Principal Executive Offices)

        DELAWARE                     77056                      76-0586680
(State or other jurisdiction of   (Zip Code)                (I.R.S. Employer
incorporation or organization)                             Identification No.)

------------------------------------------------------------------------------
                  1999 INCENTIVE PLAN OF U.S. CONCRETE, INC.
                           (Full title of the plan)
------------------------------------------------------------------------------

                               EUGENE P. MARTINEAU
                             CHIEF EXECUTIVE OFFICER
                               U.S. CONCRETE, INC.
                         1360 POST OAK BLVD., SUITE 800
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)


                     Telephone number, including area code,
                             of agent for service:
                                 (713) 350-6040
                               FAX: (713) 350-6042

                                    copy to:
                               TED W. PARIS, ESQ.
                              BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234
                               FAX: (713) 229-1522

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                                            Proposed
      Title of            Amount      Proposed Maximum      Maximum       Amount of
  Securities to be        to be      Offering Price Per    Aggregate     Registration
     Registered         Registered        Share(1)      Offering Price(1)    Fee
-------------------------------------------------------------------------------------
Common Stock (par value
  $.001 per share)(2)   2,000,000             $9.84375     $19,687,500    $ 5,473.13
=====================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of U.S. Concrete, Inc. quoted on the Nasdaq National Market on July 15, 1999.

(2)  Includes the associated rights to purchase preferred stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

  This Registration Statement incorporates herein by reference the following documents, which have been filed with the Commission by U.S. Concrete, Inc., a Delaware corporation (the "Company"):

      1. The Company's prospectus dated May 25, 1999, as filed with the Commission pursuant to Rule 424(b) of the Securities Act;

      2. The description of the Company's Common Stock, par value $.001 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on May 11, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      3. The description of the Rights to Purchase Series A Junior Participating Preferred Stock of the Company contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on May 11, 1999 pursuant to the Exchange Act.

  Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

  Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

  Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

  Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 145(d) of the DGCL states that any indemnification under subsections
(a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

  Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

  The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

  The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding, or if unsuccessful in the proceeding, but successful as to a matter in such proceeding the expenses attributable to such matter and provided further that the Company may, but is not required to, indemnify such persons who are serving as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

INDEMNIFICATION AGREEMENTS

  The Company has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements generally are to the same effect as the Bylaw provisions described above.

UNDERWRITING AGREEMENT

  The Underwriting Agreement dated May 25, 1999 among the Company and the underwriters named therein (a form of which Underwriting Agreement was filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-74855)) provides for indemnification of the directors and officers of the Company in certain circumstances.

INSURANCE

  The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

  Not Applicable.

ITEM 8.     EXHIBITS

  The following documents are filed as a part of this registration statement or incorporated by reference herein:

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
4.1*    --      Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the Company's
                Registration Statement on Form S-1 (Registration No. 333-74855))

4.2*    --      Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
                (Registration No. 333-74855))

4.3*    --      Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement
                on Form S-1 (Registration No. 333-74855))
4.4*    --      Rights Agreement between the Company and American Stock
                Transfer & Trust Company, including the form of Rights
                Certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement
                on Form S-1 (Registration No. 33-74855)).
4.5*    --      1999 Incentive Plan of U.S. Concrete, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Registration
                Statement on Form S-1 (Registration No. 333-74855))
5.1     --      Opinion of Baker & Botts, L.L.P. 23.1 -- Consent of Arthur
                Andersen LLP
23.2    --      Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1)

* Incorporated herein by reference as indicated.

ITEM 9.     UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
  (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of July, 1999.

                                    U.S. CONCRETE, INC.



                                    By: /S/ EUGENE P. MARTINEAU
                                       Eugene P. Martineau
                                       President and Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of July, 1999.

       SIGNATURE                                  TITLE




/S/ EUGENE P. MARTINEAU          President and Chief Executive Officer and
----------------------------     Director (Principal Executive Officer)
    Eugene P. Martineau



/S/ MICHAEL W. HARLAN            Chief Financial Officer and Director (Principal
----------------------------     Financial and Accounting Officer)
    Michael W. Harlan



/S/ VINCENT D. FOSTER            Director
----------------------------
    Vincent D. Foster




/S/ JOHN R. COLSON               Director
----------------------------
    John R. Colson


/S/ PETER T. DAMERIS
----------------------------     Director
    Peter T. Dameris


/S/ WILLIAM T. ALBANESE          Director
----------------------------
    William T. Albanese

/S/ MICHAEL D. MITSCHELE         Director
----------------------------
    Michael D. Mitschele


/S/ MURRAY S. SIMPSON            Director
----------------------------
    Murray S. Simpson


/S/ NEIL J. VANNUCCI             Director
----------------------------
    Neil J. Vannucci

                                 EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
4.1*    --      Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the Company's
                Registration Statement on Form S-1 (Registration No. 333-74855))

4.2*    --      Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
                (Registration No. 333-74855))

4.3*    --      Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement
                on Form S-1 (Registration No. 333-74855))
4.4*    --      Rights Agreement between the Company and American Stock
                Transfer & Trust Company, including the form of Rights
                Certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement
                on Form S-1 (Registration No. 33-74855)).
4.5*    --      1999 Incentive Plan of U.S. Concrete, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Registration
                Statement on Form S-1 (Registration No. 333-74855))
5.1     --      Opinion of Baker & Botts, L.L.P.
23.1    --      Consent of Arthur  Andersen LLP
23.2    --      Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1)

* Incorporated herein by reference as indicated.